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                                                                    EXHIBIT 10.4

                          LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is dated March 12, 2002, among HOLIDAY RV SUPERSTORES, INC., ("Holiday RV"), a Delaware corporation, (the "Borrower"), and AGHI FINANCE CO, LLC, a Delaware limited liability company (the "Lender").

                                   WITNESSETH:

      WHEREAS, the Borrower desires to borrow an aggregate of $1,600,000 from Lender and Lender is willing to make such loan on the terms and conditions set forth in this Agreement,

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01. Definitions. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation." An Event of Default shall exist or continue or be continuing until such Event of Default is waived by Lender in writing or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. As used in this Agreement, the following terms have the respective meanings indicated below:

      "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of Borrower's rights in, to and under all purchase orders or receipts for goods or services, (c) all of Borrower's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to Borrower for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower),
(e) all health care insurance receivables and (f) all collateral security of any kind, given by any account debtor or any other Person with respect to any of the foregoing.

      "Adjusted Share Price" means the lower of (a) $.50 per share or (b) the Closing Bid Price on the trading day immediately prior to the date on which shares of Common Stock are issued pursuant to the Loan Documents.

      "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

      "Approved Vendor" means a manufacturer or vendor that is (a) requested by Borrower to Lender, in writing, for establishment of a direct floor plan funding arrangement under this Agreement, and (b) approved by Lender.

      "Bakersfield Assets" means the Collateral used in the operation of the dealership located at 2701 Auto Mall Drive, Bakersfield, California 93313-3208 by the Bakersfield Subsidiary, including the dealer agreements currently in effect and all rights to the business conducted at the Bakersfield location (it being understood the Bakersfield facilities are leased).

      "Bakersfield Subsidiary" means Borrower's wholly owned subsidiary, Holiday RV Superstores West, Inc., a California corporation.

      "Bank" means Bank of America, N.A.

      "Borrower" means Holiday RV Superstores, Inc, a Delaware corporation.

      "Business Day" means a day of the year on which banks are open for business in Tampa, Florida.

      "Cash Interest" means, calculated for Borrower and the Subsidiaries on a consolidated basis, interest payments made from cash, plus amounts paid or scheduled to be paid on funded debt (including interest under this Agreement), all determined in accordance with GAAP.

      "Capital Lease" means any capital lease or sublease, as defined in accordance with GAAP.

      "Change in Control" means an acquisition by any person or entity of more than 20% of the beneficial ownership of the voting stock of any Borrower or Subsidiary, except acquisitions consummated after receipt of Lender's prior written consent.

      "Chattel Paper" means any "chattel paper" as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Borrower.


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      "Closing Bid Price" means the price per share for the Common Stock on the principal securities exchange or trade market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg") or if the foregoing does not apply, the closing bid price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for the Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Pice cannot be calculated for the Common Stock on any date as set forth above, the Closing Bid Price of the Common Stock shall be the fair market value per share of the Common Stock as determined in good faith by an investment banking firm selected by Borrower and Lender, with the fees and expenses of such determination borne by Borrower.

      "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to Borrower's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Minnesota, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "Common Stock" means the common stock, par value $.01 per share, of Borrower.

      "County Line Real Property" means the real property owned by Borrower's wholly-owned subsidiary, County Line Select Cars Inc., at the following locations: (a) 20265 Highway 27 North, Clermont, Florida 34711, (b) 2709 Highway 44 West, Inverness, Florida 34453, (c) 3040 NW Gainesville Road, Ocala, Florida 34475, and(d) 6912 South Pine Avenue, Ocala, Florida 34480.

      "Collateral" has the meaning set forth in Section 4.01 hereof.

      "Compliance Certificate" means a signed certificate of the chief financial officer or chief executive officer of Borrower in form and substance satisfactory to Lender, (a) certifying that such officer has no knowledge that a material Default or material Event of Default has occurred and is continuing, or if a material Default or material Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in Section 6.01 hereof.

      "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply


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funds for the purchase or payment of) such Debt or any security for the payment thereof, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

      "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

      "Debt to Tangible Net Worth Ratio" means the ratio, calculated for Borrower and the Subsidiaries on a consolidated basis, of Debt to Tangible Net Worth, all determined in accordance with GAAP.

      "Default" means any event specified in Section 7.01 hereof, for which any requirement for the giving of notice or lapse of time has not yet been satisfied.

      "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of Borrower.

      "Documents" means all "documents" as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

      "EBITDA" means, calculated for Borrower and the Subsidiaries on a consolidated basis, total earnings before interest (including interest under this Agreement), taxes, depreciation and amortization, all determined in accordance with GAAP.

      "Environmental Law" means any Law or other authorization or requirement of any Governmental Body relating to actual or threatened emissions, discharges or releases of pollutants, contaminants, or hazardous or toxic materials, or otherwise relating to pollution or the protection of the environment.

      "Equipment" means all "equipment" as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located and, in any event, including all Borrower's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.


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      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and the rulings and regulations issued thereunder, as from time to time in effect.

      "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided any requirement for the giving of notice or lapse of time has been satisfied.

      "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by Borrower.

      "Floor Plan Loan" means Borrower's current floor plan financing with the Bank and any replacement or refinancing thereof with the Bank or any other financial institution or person.

      "GAAP" means generally accepted accounting principles applied on a consistent basis.

      "General Intangibles" means all "general intangibles" as such term is defined in the Code, now owned or hereafter acquired by Borrower, including all right, title and interest that Borrower may now or hereafter have in or under any contract, all payment intangibles, customer lists, licenses, copyrights, trademarks, patents, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any trademark or trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower.

      "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

      "Governmental Body" means any governmental official, or state, commonwealth, federal, foreign, territorial, or other court or governmental body, including any subdivision, agency, department, commission, board, bureau or instrumentality.

      "Guaranties" mean the guaranties delivered to Lender by Guarantors, as amended or modified from time to time with Lender's written consent. Initially, the Guaranties shall be


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made pursuant to the guaranty in the form of Exhibit 1 attached hereto (the
"Guaranty Agreement").

      "Guarantors" mean as of the date hereof Holiday RV Rental/Leasing, Inc., a Florida corporation, Little Valley Auto & RV Sales, Inc., a West Virginia corporation, Hall Enterprises, Inc., a Kentucky corporation, Holiday RV Assurance Service, Inc., an Arizona corporation, Holiday RV Superstores of South Carolina Inc., a South Carolina corporation, Holiday RV Superstores West, Inc., a California corporation, County Line Select Cars, Inc., a Florida corporation, Holiday RV Superstores of New Mexico, Inc., a New Mexico corporation, and Recreation USA Insurance Corporation, a Florida corporation. A material inducement to Lender entering into this Agreement is the execution by the Guarantors of the Guaranties.

      "Guarantor Security Agreement" means the security agreement in the form of
Exhibit 2 attached hereto, as amended or modified from time to time with Lender's written consent.

      "Hazardous Materials" means any substances or materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R.
Section 172.101, hazardous waste as defined in the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq. or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos, or any other materials or substances designated as hazardous or toxic under any federal, state or local Law.

      "Instruments" means all "instruments" as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Interest Payment Date" means the 1st day of each calendar month, commencing April 1, 2002.

      "Inventory" means all "inventory" as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

      "Investment" means any acquisition of all or substantially all assets of any Person, or any acquisition of, or beneficial interest in, partnership or membership interests, capital stock or other securities of any Person, or any advance or capital contribution to or other investment in any Person.


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      "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by Borrower, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of Borrower; (iv) all commodity contracts of Borrower; and (v) all commodity accounts held by Borrower.

      "Law" means any law, regulation, order or decree of any Governmental Body.

      "Lender" means AGHI Finance Co, LLC, a Delaware limited liability company.

      "Letter-of-Credit Rights" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by Borrower, including rights to payment or performance under a letter of credit, whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

      "License" means any license, permit or other authorization by any Governmental Body or third Person necessary or appropriate for any Borrower or Subsidiary to own or operate their businesses or Properties.

      "Lien" means any security interest, lien, pledge, encumbrance, charge or adverse claim of any kind, including without limitation any agreement to give or not to give any lien, or any conditional sale or other title retention agreement.

      "Litigation" means any proceeding, claim or investigation by or before any Governmental Body.

      "Loan" means the loan made by Lender to Borrower pursuant to Section 2.01 hereof.

      "Loan Origination Fee" means the fee payable by Borrower to Lender pursuant to Section 2.04.

      "Loan Documents" mean this Agreement, the Promissory Note, the Guaranties, the Guarantor Security Agreements, the Mortgages, the Warrants, the Registration Rights Agreement and all financing statements, certificates, instruments and agreements delivered by any Person hereunder, as they are modified or extended in accordance with their terms.

      "Marketable Securities" mean (a) stocks that are registered on a national securities exchange, (b) debt securities that are convertible into stocks that are registered on a national securities exchange, and (c) shares of mutual funds.


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      "Material Adverse Change" means a material and adverse change in the financial condition, Properties or business operations, taken as a whole.

      "Maturity Date" means March 20, 2003.

      "Mortgages" means the mortgages on the real property owned or leased by Borrower or any Subsidiary, including the County Line Real Property, granted to Borrower pursuant to the mortgage (deed of trust) and security agreement in the forms of Exhibit 3 attached hereto for owned property and the leasehold mortgage (deed of trust) and security agreement in the forms of Exhibit 4 attached hereto for leased property, as amended or modified from time to time with Lender's written consent.

      "NADA Wholesale Value" means the wholesale value published in the most recent NADA Recreational Vehicle Guide.

      "Net Margin" means net income after Taxes divided by net sales, all as determined in accordance with GAAP.

      "Operating Lease" means any operating lease or sublease, as defined in accordance with GAAP.

      "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Governmental Body, association, unincorporated organization or other entity.

      "Plan" means any single employer plan, multiple employer plan or multi-employer plan, within the meaning of ERISA, established by any Borrower or any Subsidiary, or otherwise maintained at any time for the Borrower's or any Subsidiaries' employees.

      "Prime Rate" means the rate of interest publicly announced from time to time by the Bank, or its successor or assigns as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate.

      "Proceeds" means "proceeds" as such term is defined in the Code, including
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any claim of Borrower against third parties (i) for past, present or future infringement of any patent or patent license, or (ii) for past, present or future infringement or dilution of any copyright, copyright license, trademark or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (d) any recoveries by Borrower against third parties with


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respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

      "Promissory Note" means the promissory note in the form of Exhibit 5 attached hereto evidencing the Loan.

      "Property" means all types of real, personal, tangible or intangible property.

      "Registration Rights Agreement" means the registration rights agreement between Borrower and Lender covering the shares of Common Stock issuable pursuant to the Loan Documents in the form of Exhibit 6 attached hereto.

      "Retail Paper" means chattel paper and other instruments arising from any Borrower's sale or lease of goods or provision of services in the ordinary course of business.

      "Rights" mean rights, remedies, powers and privileges.

      "Sale of Unit" means the earlier of: (a) the point in time when an item of Inventory is sold to the consumer and the Borrower has received cash, a cashier's check, or a commitment from the customer's lender in amounts, when added to any down payment, deposit or trade-in allowance, equals the purchase price of the item, or (b) when the Borrower delivers possession of the item of inventory to its customer. The Borrower shall have the customer execute and date a "delivery receipt" in the form acceptable to Lender at the time of sale of the unit and contemporaneously provide the delivery receipt to Lender.

      "Security Interest" has the meaning set forth in Section 4.01 hereof.

      "Shareholder Approval" means approval by the record holders of the outstanding shares of Common Stock of the issuance of the shares of Common Stock pursuant to Sections 2.02, 2.05 and 2.07 of this Agreement and upon the exercise of the Warrant.

      "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by Borrower, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

      "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including Contingent Liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe


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that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

      "Subsidiary" means, as to any Person, any corporation or limited liability company at least 50% of whose securities or other equity interests having ordinary voting power (other than securities or other equity interests having such power only by reason of happening of a contingency) are owned by such Person, or one or more Subsidiaries of that Person, or a combination thereof, (collectively, the "Subsidiaries"). As of the date hereof, the Subsidiaries of Borrower are listed on Exhibit 7 attached hereto.

      "Supporting Obligations" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

      "Tangible Net Worth" means, calculated for Borrower and the Subsidiaries on a consolidated basis, shareholders' equity determined in accordance with GAAP, minus items treated as intangibles under GAAP, prepaid expenses, manufacturer receivables, deferred taxes, leasehold improvements, goodwill, deposits, amounts owing to Borrower or any of the Subsidiaries by any employee, officer or other Affiliate, and any other asset that cannot be identified as tangible to Lender's satisfaction, all determined in accordance with GAAP.

      "Taxes" mean all taxes, assessments, fees or other charges imposed by any Law or Governmental Body.

      "Used Inventory" means Inventory of Borrower that (a) has been previously sold at retail, or (b) has been registered, documented or titled in any state or jurisdiction, or (c) has been purchased or acquired by a Borrower from a source other than the manufacturer, and (d) is not more than nine model years old.

      "Warrants" mean the right to purchase shares of Common Stock pursuant to the common stock purchase warrant in the form of Exhibit 8 attached hereto.

      "Working Capital" means, calculated for Borrower and the Subsidiaries on a consolidated basis, current assets minus current liabilities, determined in accordance with GAAP.

                                   ARTICLE II

                                      LOAN

      2.01. Loan. Subject to satisfaction of the conditions set forth in Section 3.01, Lender shall lend Borrower the sum of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00).


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

        2.02. Interest on the Loan. Interest on the Loan shall be paid in accordance with the terms of the Promissory Note; provided that, so long as an Event of Default has not occurred and is not continuing, Borrower may elect to pay fifty percent (50%) of the interest due on the Promissory Note in shares of Common Stock valued at the then Adjusted Share Price. After the Maturity Date and the Borrower's failure to pay all sums due Lender under the Loan Documents at that time or upon acceleration of the sums due thereunder due to an Event of Default, the sums due to Lender under the Loan Documents shall bear interest at the lesser of (a) twenty-five percent (25%) per annum, or (b) the highest rate allowable under applicable law calculated on a 365 day basis (such lesser amount called the "Post-Acceleration and Maturity Default Rate").

      2.03. Computations and Manner of Payments. Except with respect to the Post-Acceleration and Maturity Date Default Rate, interest will be calculated on a year of 365 days, based on actual days elapsed, compounded monthly. If any payment is due on a date that is not a Business Day, the due date will be extended to the next Business Day. Lender may, at any time and without notice to Borrower, apply monies received in payment of Borrower's obligations in such order of application as Lender shall determine. All payments shall be made in United States Dollars and without set-off, counterclaim or other defense that Borrower or any of its Subsidiaries may have against Lender or any of Lender's Affiliates. Borrower specifically agrees that it will not delay payment of any obligations to Lender, or assert any defense or set-off with respect to said obligations, on account of a dispute between the Borrower and the vendor or manufacturer of any Inventory.

      2.04. Loan Origination Fee. Borrower agrees to pay Lender a loan origination fee in the amount of $50,000 in consideration of Lender making the Loan, which fee shall be fully earned and payable in full upon execution of this Agreement.

      2.05. Additional Fees. Borrower is seeking to raise additional capital and agrees to apply additional funds raised by Borrower to repay the Promissory Note, except as such funds are needed for working capital in on-going operations or required payments on debt previously incurred. Borrower agrees to pay Lender the following additional fees to the extent that the principal amount of the Promissory Note has not be repaid within either 90 days after the date of the Loan or 180 days after the date of the Loan:

      (a) an amount equal to ten percent of the outstanding principal balance of the Promissory Note outstanding on the 91st day after the date of the Loan, which amount is payable, at the option of Borrower, in cash or by delivery of shares of Common Stock valued at the then Adjusted Share Price and is due on the 91st day after the date of the Loan; and

      (b) an amount equal to ten percent of the outstanding principal balance of the Promissory Note outstanding on the 181st day after the date of the Loan, which amount is payable, at the option of Borrower, in cash or by delivery of shares of Common Stock valued at the then Adjusted Share Price and is due on the 181st day after the date of the Loan.

      2.06. County Line Real Property. Lender acknowledges that the County Line Real Property is mortgaged to the former owner. Lender will agree to allow any County Line Real Property to be sold at the discretion of Borrower with the excess proceeds above the unpaid balance due under any prior mortgage as allocated to each location remitted to the Lender to be applied as a prepayment on the Promissory Note. Lender further acknowledges that the Bank and Borrower executed a blanket UCC-1 filing generally covering all Borrower's tangible assets under the Borrower's floor plan financing agreement provided by the Bank. Under such floor plan agreement, Borrower must obtain the Bank's approval prior to the sale of any asset and could require Borrower to use the excess asset sale proceeds to first satisfy unpaid balances currently due and payable to the Bank or require the excess sale proceeds to be held as additional collateral for the benefit of the Bank.

      2.07. Conversion Right. Subject to Borrower having obtained Shareholder Approval and the provisions of this Section 2.07, Lender shall have the right, from time to time at Lender's option, to convert all or a portion of the amount owing under the Promissory Note into Common Stock at the Adjusted Share Price in effect at the time of such conversion. The conversion shall be effected by Lender delivering a written notice to Borrower stating the amount of principal and accrued but unpaid interest on the Promissory Note that Lender elects to convert. In the event (a) Lender gives a conversion notice to Borrower pursuant to this Section 2.07 and (b) the then Adjusted Share Price is less than $.50, Borrower shall have the right, in lieu of issuing shares of Common Stock for such conversion, to repay the amount proposed to be converted plus a prepayment premium equal to fifty percent of such amount in cash within ten (10) business days after Borrower's receipt of such conversion notice from Lender.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      3.01. Conditions Precedent to Effectiveness and Funding. The effectiveness of this Agreement and the funding of the Loan by Lender to Borrower are subject to fulfillment of the following conditions precedent:

      (a) Borrower shall not be in default under the Floor Plan Loan nor shall any event have occurred that would constitute a default under the Floor Plan Loan.

      (b) Borrower shall have executed and delivered to Lender all of Borrower's Loan Documents, in form and substance satisfactory to Lender. Each Guarantor shall have delivered to Lender its Guaranty Agreement, Guarantor Security Agreement and Mortgages, in form and substance satisfactory to Lender.

      (c) Borrower and each Guarantor shall have executed and delivered such financing statements as Lender shall request to record, evidence or perfect the Liens granted to Lender under the Loan Documents. Lender shall have received such UCC and Lien search reports as it shall deem appropriate to evidence that its Liens on the Collateral are perfected, priority Liens, subject only to other Liens acceptable to Lender in its sole discretion. Borrower shall have delivered to Lender title insurance policies or marked-up commitments to insure from title insurance companies acceptable to Lender insuring the Mortgages as valid and perfected Liens subject to such other Liens as acceptable to Lender. For each of the parcels of real property subject to the Mortgages, Borrower shall have delivered to Lender copies of (i) any Phase I environmental study and such other environmental studies as Borrower has in its possession or can reasonably obtain, (ii) any title insurance policy or commitment (whether owner's, mortgagee's or lessee's) as Borrower has in its possession or can reasonably obtain, and (iii) any survey showing the location of all improvements, easements, restrictions and other matters of record as Borrower has in its possession or can reasonably obtain.

      (d) Borrower shall have delivered in pledge to Lender the certificates representing all of the issued and outstanding capital stock of the Bakersfield Subsidiary.

        (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement, the Guaranties, the Mortgages of the Guarantor Security Agreements and the other financing agreements, including but not limited to the approval of the Bank, acknowledgments by warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral, including but not limited to (i) the consent of the Bank, (ii) the consent of AG Capital, and (iii) the holder of the prior mortgages on the County Line Real Property. Because the Borrower has represented to Lender that it is not possible for it obtain the landlord consents and lien waivers before the execution of this Agreement but such waivers can be obtained shortly thereafter; as an accommodation to Borrower and the Guarantors, Lender is not requiring the Borrower and the Guarantors to deliver such lien waivers at the time of execution of this Agreement; provided, however, the Borrower agrees and acknowledges that the Lender's receipt of executed lien waivers is a material inducement for Lender making and continuing to fund the Loan under this Agreement.

      (f) Lender shall have received a certificate of a duly authorized officer of Borrower, certifying that (i) no Default or Event of Default exists, (ii) the representations and warranties set forth in Article V hereof are true and correct in all material respects, and (iii) it has complied with all agreements and conditions to be complied with by it under the Loan Documents by such date.

      (f) Lender shall have received a certificate of the secretary of Borrower and each Guarantor certifying (i) that attached copies of its articles of incorporation, bylaws or other organizational documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and
(iii) to the incumbency, name and signature of each officer or representative authorized to sign the Loan Documents on behalf of the entity. Lender may conclusively rely on this certificate until it is otherwise notified by Borrower in writing.

      (h) Lender shall have received an opinion of counsel to Borrower and Guarantors (i) that Borrower and each Guarantor has full power and authority to execute and deliver its Loan Documents; (ii) that the Loan Documents constitute the legal, valid and binding respective obligations of Borrower and the Guarantors, enforceable in accordance with their terms; (iii) the Loan Agreement, Guarantor Security Agreements and the filing of the UCC financing statements and the Mortgages have created perfected security interests or mortgages in the collateral thereof subject only to the prior security interests set forth in the opinion, (iv) a usury opinion regarding the interest and fees payable under this Agreement and the Promissory Note, and (iv) as to such other matters, and otherwise in form and substance, satisfactory to Lender.

      (i) Lender shall have received evidence satisfactory to it that Borrower and each Guarantor is duly organized, validly existing and in good standing in its jurisdiction of organization, and is duly qualified and in good standing in all other appropriate jurisdictions.

      (j) All proceedings of Borrower and each Guarantor taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender. Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

      (k) Borrower shall have paid Lender the Loan Origination Fee.

      (l) Borrower and/or Guarantors shall have paid the reasonable attorneys' fees and costs (e.g., photocopying, mail, courier, facsimile, long distance telephone, and search fees) of Lender incurred in negotiating the Loan Documents and transactions contemplated thereby, drafting the Loan Documents, confirming satisfaction of conditions precedent, and closing the transactions contemplated thereby, and all other reasonable expenses required to be paid in connection with effectuating the transactions contemplated hereby, including filing and recording fees and any stamp or other excise taxes applicable thereto and not otherwise exempt by law.

      3.03. Specific Conditions Subsequent. Borrower shall have until March 31, 2002, at 5:00 p.m. (central time) (time being of the essence) in which to deliver the following to Lender:

      (a) Lien waivers in the form and content acceptable to Lender which have been executed by each landlord or mortgagee of the Borrower who claims an interest in any real estate upon which any Borrower maintains any Inventory.

      (b) Landlord consents in the form and content acceptable to Lender which have been executed by each landlord whereby such landlords consent to the Mortgages by Borrower and any Guarantor on the leasehold interests of Borrower or any Guarantor.

      (c) Evidence of insurance as required under Sections 4.03 and 6.09 hereof.

                                   ARTICLE IV

                                SECURITY INTEREST

      4.01. Security Interests in Collateral. As security for all present and future obligations of Borrower to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, Borrower hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a Lien in and upon all of Borrower's right, title and interest in, to and under all personal property and other assets whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

      (a) all Accounts;

      (b) all Chattel Paper;

      (c) all Documents;

      (d) all Equipment;

      (e) all General Intangibles (including payment intangibles and Software);

      (f) all Goods (including Inventory, Equipment and Fixtures);

      (g) all Instruments;

      (h) all Inventory, including but not limited to all goods, merchandise and other personal property, now owned or hereafter acquired by Borrower which is held for sale or lease or furnished or to be furnished under a contract for service or raw materials, and all work in progress and materials used or consumed or to be used or consumed in the Borrower's business, including but not limited to all new and used recreational vehicles, boats, and other vehicles, and all keys, parts, returns, repossessions, replacements, attachments, additions, and accessories relating to any of the foregoing;

      (i) all Investment Property;

      (j) all Deposit Accounts and all other bank accounts and all deposits therein;

      (k) all money, cash or cash equivalents of Borrower;

      (l) all Supporting Obligations and Letter-of-Credit Rights of Grantor;

      (m) all amounts payable by, and rights and claims against, any manufacturer or vendor of Inventory, such as volume purchase discounts, advertising rebates, price protection, warranty work, finance reserves, hold-backs, incentives and credits;

      (n) all property of Borrower now or hereafter in possession of or under control of Lender, or any correspondent or Affiliate of Lender, in any capacity whatsoever, including, but not limited to any deposit account and any funds or balances in any checking or depository account or investment account;

      (o) all other property of whatever kind or nature (excluding real estate), including but not limited to commercial tort claims;

      (p) all of the issued and outstanding capital stock of the Bakerfield Subsidiary;

      (q) all insurance policies and proceeds relating to the foregoing;

      (r) all books and records relating to the foregoing; and

to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

      4.02. Duties Relating to Collateral. So long as this Agreement is in effect or any amounts are owing to Lender, Borrower agrees that it shall, and shall cause each Guarantor with respect to the Collateral subject to such Guarantor's Security Agreement (for the purpose of this Section 4.02, the term "Collateral" shall refer to the Collateral under this Agreement with respect to Borrower and to the Collateral under each Guarantor Security Agreement with respect to the respective Guarantor):

      (a) Keep accurate and complete records of the Collateral; keep all books and records relating to the Collateral at Borrower's address specified under or pursuant to Section 8.02 hereof or at the principal place of business of the Guarantors; and provide at least 30 days advance written notice to Lender of any change in the location of any such books and records;

      (b) Promptly report and pay all Taxes and other charges against the Collateral; maintain a perfected, priority Lien in favor of Lender in the Collateral, subject only to other Liens permitted hereunder; and discharge all other Liens that from time to time attach to or are asserted against the Collateral;

      (c) Pay all transportation and storage charges on the Collateral; and pay all rents and other amounts, if any, for the use of premises on which any of the Collateral is kept;

      (d) Take all actions appropriate for the collection and enforcement of Accounts, and for the perfection of any liens securing Accounts; permit Lender upon reasonable request to contact Account obligors to verify information provided by Borrower, and assist Lender in such verification process; and after a Default or Event of Default, not adjust, settle or compromise the amount, payment or performance of any obligations relating to Accounts, without the prior consent of Lender;

      (e) Provide Lender with two (2) business days written notice of any change in the location of its Inventory;

      (f) Provide two (2) business days written notice of any name change of any Borrower or Guarantor or change in any Borrower's or Guarantor's chief executive office; and

      (g) Upon request of Lender and subject to the right, deliver to Lender certificates of origin, manufacturer's statements of origin, and titles relating to any or all Collateral.

      4.03. Insurance of Collateral. Borrower shall keep all Inventory, and shall cause each Guarantor to keep all of such Guarantor's Inventory, insured for full value against all insurable risks, on terms and with insurers reasonably acceptable to Lender, and with Lender as the loss payee, assignee or additional insured, as appropriate. Borrower shall provide, and shall cause each Guarantor to provide, notice to Lender in writing at least 10 days before changing or canceling any policy. Each policy shall require the insurer to give not less than 30 days prior written notice to Lender of cancellation, and shall provide that Lender's interest will not be impaired by any act or neglect of Borrower, any Gurantor or any other Person nor by any use of the premises for purposes more hazardous than are permitted by the policy.

      4.04. Further Assurances. Borrower shall execute and cause the Guarantors to execute such financing statements and other instruments and agreements, and shall take such actions, as Lender shall reasonably request from time to time to evidence or perfect any Lien granted under the Loan Documents. Unless prohibited by Law, Borrower and each Guarantor authorizes Lender to execute and file any financing statement or other instrument or agreement on behalf of it for the foregoing purposes. The parties agree that a copy of this Agreement, any Guaranty, Guarantor Security Agreement, or any financing statement may be filed as a financing statement in any appropriate jurisdiction, to the extent permitted by Law.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower for itself and for the Guarantors represents and warrants that the following are true and correct:

      5.01. Organization and Qualification. Borrower and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Borrower and each Guarantor is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Each Subsidiary and its state of incorporation is listed on Exhibit 9 hereto.

      5.02. Due Authorization; Validity. The Board of Directors of Borrower and each Guarantor has duly authorized the execution, delivery and performance of its Loan Documents.

No consent of any shareholders of Borrower or any Guarantor is required as a prerequisite to the validity and enforceability of its Loan Documents, except that Shareholder Approval is required for the issuance of shares of Common Stock pursuant to Sections 2.02, 2.05 and 2.07 of this Agreement and upon exercise of the Warrant . Borrower has full legal right, power and authority to execute, deliver and perform under its Loan Documents. Such Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower r in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

      5.03. Guaranties. Each Guarantor has full legal right, power and authority to execute, deliver and perform under its Loan Documents. Each Guarantor's Loan Documents constitute the legal, valid and binding obligation of such Guarantor, enforceable against each Guarantor in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

      5.04. Conflicting Agreements and Other Matters. The execution or delivery by Borrower or any Guarantor of any Loan Documents, and performance by Borrower or any Guarantor thereunder, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien on any Properties of Borrower or any Guarantor under, or require any consent, approval or action by or notice to any Governmental Body or other Person (other than consents already obtained) pursuant to, the articles of incorporation, bylaws or other organizational documents of Borrower or any Guarantor, or any Law or material agreement to which Borrower, any Guarantor or any of their Properties is subject.

      5.05. Financial Statements. The consolidated financial statements of Borrower and the Subsidiaries for the years ended October 31, 2001 , 2000 and 1999 delivered to Lender as part of Borrower's Annual Report on Form 10-K for the year ended October 31, 2001 as filed with the Securities and Exchange Commission are true and correct and fairly present their results of operations, and their financial condition as of the dates and for the periods shown, all in accordance with GAAP. The financial statements (and notes thereto) reflect all material liabilities, direct and contingent, of the Borrower and the Subsidiaries that are required to be disclosed in accordance with GAAP. Neither Borrower nor any Subsidiary has any material Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected in such financial statements. Borrower is Solvent and each Guarantor is Solvent.

      5.06. Litigation. Except as disclosed to Lender in attached Exhibit 9, there is no Litigation pending or, to the best of Borrower's knowledge, threatened against Borrower or any of the Subsidiaries on the date hereof that involves a claim for damages or reasonably expected potential liability of $500,000.00 or more. There is no pending or threatened Litigation against Borrower or any of the Subsidiaries that could result in a Material Adverse Change.

      5.07. Laws Regulating Incurrence of Debt. No proceeds of the Loan will be used directly or indirectly to acquire any securities, without the prior written consent of Lender. No portion of the Loan will be used to purchase or carry margin stock (as defined in applicable Federal Reserve regulations), nor to extend credit to others to do so. Borrower and the Subsidiaries are not subject to regulation under any Law that prohibits or restricts its incurrence of Debt in any material respect.

      5.08. Licenses, Title to Properties, Etc. Borrower and each Subsidiary possess all material Licenses for the conduct of their respective businesses and ownership of their respective Properties, and are not in violation thereof in any material respect. Borrower and each Subsidiary have full power, authority and legal right to own and operate its Properties, and to conduct its business. Each Borrower and Subsidiary have good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. No Borrower or Subsidiary is in violation of their articles of incorporation, bylaws or other organizational documents, any award of any arbitrator, or any Law or material agreement to which it or any of its Properties is subject. No business or Property of Borrower or any Subsidiary is affected by any strike, lock-out or other labor dispute, material casualty, earthquake, embargo or act of God, except as disclosed in Exhibit 9.

      5.09. Outstanding Debt and Liens. Borrower and the Subsidiaries have no outstanding Debt, Contingent Liabilities or Liens, except as expressly permitted hereunder and disclosed on Exhibit 9.

      5.10. Taxes. Borrower and each Subsidiary has filed all Tax returns and reports which are required to be filed, and has paid all Taxes, to the extent due and payable. All Tax liabilities of Borrower and the Subsidiaries are adequately provided for on its books (including interest and penalties) and adequate reserves have been established therefore in accordance with GAAP. Except as disclosed to Lender in Exhibit 9, no taxing authority has notified any Borrower or any Subsidiary of any material deficiency in a Tax return nor asserted any material Tax liability in excess of that already paid.

      5.11. Employee Benefits. All employee benefits of Borrower and the Subsidiaries are provided in accordance with all applicable Laws. Each Plan satisfies the minimum funding standards under all applicable laws, and has no accumulated deficiency. No Borrower or Subsidiary has incurred any withdrawal liability nor engaged in any prohibited transaction with respect to a Plan. Neither Borrower nor any Subsidiary has failed to make any payment to a Plan as required under applicable laws, and no reportable event (as defined under ERISA) has occurred. No Borrower or Subsidiary has received any notice from any Governmental Body or administrator of any potential termination of a Plan, and no circumstance or event exists that could constitute grounds for the termination of or appointment of a trustee to administer any Plan.

      5.12. Environmental Laws. Neither Borrower nor any Subsidiary has received any environmental study or report in connection with any of its Properties that reveals potential liability, violations or discrepancies under any Environmental Laws. All Licenses have been obtained or filed by Borrower and each Subsidiary that are required under any Environmental

Laws, unless the failure to obtain or file same could not result in a Material Adverse Change on Borrower or such Subsidiary. No Hazardous Materials are generated or produced at or in connection with any Properties or operations of any Borrower or Subsidiary, and no Hazardous Materials in any material amounts are released onto any Properties of any Borrower or Subsidiary.

      5.13. Capital Stock. The authorized capital stock of Borrower consists of
(a) 23,000,000 shares of Common Stock, par value $.01 per share, of which 9,530,682 shares were issued and outstanding on the date hereof, and (b) 2,000,000 shares of preferred stock, par value $.01 per share of which (i) 35,000 shares are designated Series A Preferred Stock, of which 20,000 are issued and outstanding as of the date hereof, and (ii) 15,000 shares are designated Series AA-2 Preferred Stock of which 15,000 shares are issued on the date hereof. The shares of Common Stock issued pursuant to Sections 2.02, 2.05 and 2.07 or upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and nonassessable. As of the date hereof and except as set forth in Exhibit 9 attached hereto, (i) Borrower will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock other than the Warrants or pursuant to Sections 2.02, 2.05 and 2.07, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Warrants or pursuant to Sections 2.02,
2.05 and 2.07; (ii) Borrower will not have outstanding any preferred stock other than as stated above in this Section 5.13, (iii) Borrower will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; (iv) there are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the securities pursuant to the Loan Documents; and (v) there are no agreements among Borrower's stockholders with respect to the voting or transfer of Borrower's capital stock.

      5.14. Disclosure. Neither Borrower nor any Subsidiary has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Lender during the course of application for and negotiation of this Agreement or otherwise in connection with any transactions contemplated hereby. There is nothing known to Borrower or any Subsidiary that could materially adversely affect Borrower's or any Subsidiary's financial condition, Properties or business operations, or that could result in a Material Adverse Change, which is not set forth herein or in notices hereafter delivered to Lender.

                                   ARTICLE VI

                                    COVENANTS

      So long as this Agreement is in effect or any amounts are owing to Lender, Borrower agrees as follows:

      6.01. Floor Plan Loan. Borrower shall perform all of its obligations under the Floor Plan Loan.

      6.02. Debt; Operating Leases. Neither Borrower nor any Subsidiary shall incur, assume or be liable in any manner for any Debt, except (a) Debt under the Loan Documents and existing Debt shown on Exhibit 6 hereto or substitutions thereof subject to the limitations hereof and of Section 6.04, (b) Capital Leases and Debt incurred to acquire equipment used in Borrower's business (including refinancing thereof), in an amount not to exceed $500,000.00 in the aggregate at any time, (c) Debt incurred, assumed or otherwise owing by the Borrower in connection with an acquisition or merger that is expressly subordinate to the obligations of Borrower to Lender on terms satisfactory to Lender in the amount of $10,000,000 in the aggregate, (d) Debt, including upon conversion of convertible preferred or common stock, that is expressly subordinate to the obligations of Borrower to Lender on terms satisfactory to Lender in the amount of $5,000,000 in the aggregate, (e) other Debt subordinated to repayment of amounts owing hereunder on terms satisfactory to Lender, and otherwise acceptable to Lender in its sole discretion, (f) trade payables incurred and paid in the ordinary course of business, (g) Debt under the Floor Plan Loan. Borrower and Guarantors shall not enter into or be party to Operating Leases requiring total rental payments during any fiscal year in excess of two million dollars ($2,000,000.00) in the aggregate, including sale-leaseback transactions and other real estate leases.

      6.03. Contingent Liabilities. Neither Borrower nor any Subsidiary shall incur, assume or be liable in any manner for any Contingent Liabilities, except
(a) those resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Contingent Liabilities relating to Debt secured solely by real property and in existence on the date hereof, (c) existing Contingent Liabilities shown on Exhibit 9 hereto, (d) Contingent Liabilities of Borrower created in connection with an acquisition or merger, and (e) Contingent Liabilities of Borrower for obligations of its direct or indirect wholly-owned Subsidiaries.

      6.04. Liens. Neither Borrower nor any Guarantor shall create or suffer to exist any Lien upon any of its Properties, except (a) Liens hereunder and the Liens disclosed on Exhibit 9 hereto, (b) Liens on Inventory securing future Debt to a floor plan lender, (c) Liens on real estate securing existing Debt, as shown on Exhibit 9 hereof, (d) Liens effected by or relating to Capital Leases or other Debt permitted under Section 6.02(b) hereof, encumbering only the assets leased thereunder or acquired with proceeds thereof, (e) Liens satisfactory to Lender securing Debt or Contingent Liabilities permitted under
Section 6.02(d) or (g) hereof or Section 6.03(b) hereof, and (f) Tax, mechanics' and materialmen's Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

      6.05. Amendment of Organizational Documents. Neither Borrower nor any Subsidiary shall amend or modify, or permit the amendment or modification of, its certificate of incorporation, bylaws or other organizational documents in any material respect, without the prior written consent of Lender, except for the amendments approved by Borrower's stockholders at the Annual Meeting pursuant to Section 6.20.

      6.06. Laws, Licenses and Material Agreements. Borrower shall, and shall cause the Subsidiaries to, obtain and comply in all material respects with all applicable Laws and Licenses and shall maintain all Plans such that the representations and warranties in Sections 5.08, 5.11 and 5.12 hereof are true at all times. Borrower shall, and shall cause the Subsidiaries to, maintain and comply in all material respects with all material agreements necessary or appropriate for its businesses and Properties.

      6.07. Disposition of Assets. Borrower shall not, and shall not permit any of the Subsidiaries to, sell, transfer, encumber or lease any of its assets, except (a) sales or leases of Inventory in the ordinary course of business, (b) dispositions of obsolete or useless assets, (c) transfers of Inventory between Borrower, and (d) dispositions of Retail Paper in the ordinary course of business.

      6.08. Mergers; Investments; Business. Borrower shall not, and shall not permit any Subsidiary to, merge into, consolidate with or make any Investment in any Person, permit any other Person to merge into or consolidate with it, or form or acquire any new Subsidiary unless (a) the business to be conducted after such merger or consolidation or Investment shall be limited to the retail sales of recreational vehicles or boats and the sales of related products and services consistent with the business now being conducted by Borrower, (b) Borrower shall give Lender 60 days advance written notice thereof, (c) upon completion of any such merger or consolidation or Investment there is no default or breach of any of the financial covenants contained in Section 6.01 hereof, and (d) within 5 days after Borrower's or a Subsidiary's acquisition or formation of any direct or indirect Subsidiary hereafter, such new Subsidiary shall become a Guarantor hereunder and shall execute a Guaranty Agreement, Guarantor Security Agreement and Mortgages if applicable. Neither Borrower nor any Subsidiary shall materially change the nature of its business as now conducted.

      6.09. Insurance. Except as otherwise required by Section 4.03 hereof, Borrower shall, and shall cause the Subsidiaries to, (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Lender, and (c) maintain such other insurance as may be required by Law or reasonably requested by Lender. Borrower shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Lender, upon demand, evidence of the maintenance of such insurance. Borrower shall promptly deliver to Lender copies of all reports provided to insurers by it.

      6.10. Inspection Rights. Borrower shall, and shall cause the Subsidiaries to, permit Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from any of its books and records, to inspect its Properties and to discuss its affairs with any of its directors, officers, managerial employees or accountants, all as Lender may reasonably request. Upon twenty-four (24) hours notice to the Borrower, Lender shall, at Borrower's expense, have the right at any time to physically inspect and count all units of Inventory at Borrower's locations and any Guarantor's locations and the Borrower shall, and cause each Guarantor to, fully cooperate with Lender and its agents in connection therewith.

      6.11. Records; Changes in GAAP. Borrower shall, and shall cause the Subsidiaries to, keep adequate books and records in conformity with GAAP. Neither Borrower nor any Subsidiary shall change its fiscal year nor change its method of financial accounting except in accordance with GAAP. In connection with any change in accounting methods resulting from a change in GAAP, Borrower and Lender shall make appropriate alterations to the covenants set forth in
Section 6.01 hereof, reflecting such change.

      6.12. Reporting Requirements. Borrower shall furnish to Lender:

      (a) As soon as available and in any event within 20 days after the end of each month, a balance sheet and statement of income of Borrower and the Subsidiaries for such month and for the portion of the fiscal year ending with such month, prepared on a consolidated basis in accordance with GAAP in reasonable detail, and certified by an officer of the Borrower (in a manner satisfactory to Lender) as fairly presenting the financial condition and results of operations of Borrower and the Subsidiaries, together with a Compliance Certificate;

      (b) As soon as available but no later than three (3) business days after its Annual Report on Form 10-K is first due to be filed with the Securities and Exchange Commission under the rules of the exchange, an audited balance sheet and statements of income and cash flows of the Borrower and the Subsidiaries for the preceding fiscal year, prepared on a consolidated basis in accordance with GAAP in reasonable detail and accompanied by an opinion of independent certified public accountants acceptable to Lender, together with a Compliance Certificate;

      (c) Promptly upon receipt thereof, copies of all material reports or letters submitted to Borrower or any of the Subsidiaries, by any auditors or accountants in connection with any annual, interim or special audit;

      (d) Promptly upon the filing thereof, copies of each filings made by any Borrower or any Subsidiary with the Securities and Exchange Commission after the date hereof;

      (e) As soon as possible and in any event within five Business Days after knowledge thereof by an officer of Borrower, a notice of the occurrence of any Default or Event of Default, setting forth the details thereof, and the action being taken or proposed to be taken with respect thereto;

      (f) As soon as possible and in any event within five Business Days, notice of any Litigation pending or threatened against Borrower or any Subsidiary which, if determined adversely, could result in damages in excess of $500,000.00 or more in the aggregate or any other Material Adverse Change, together with a statement of an officer of the Borrower describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

      (g) Promptly after filing or receipt thereof, copies of all reports and notices that Borrower or any Subsidiary furnishes to or receives from any holders of any Debt or Contingent Liability relating to a material breach, default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a material Default or material Event of Default;

      (h) Promptly upon request, such information concerning the, Accounts, Inventory, the financial condition, Properties, business, affairs or prospects of Borrower or any of its Subsidiaries, and other matters, as Lender may from time to time reasonably request;

      (i) Upon twenty-four (24) hour notice, Lender and its agents and consultants shall have the right to enter upon any premises used or occupied by Borrower or any Guarantor to inspect the books and records pertaining to any of the reports and information provided as required by Section 6.12 and the affected Borrower or Guarantor shall fully cooperate with such review; and

      (k) The Borrower shall provide reasonable advance written notice to Lender of any proposed creation or authorization of (i) any new class of capital or preferred stock, or (ii) subordinate Debt.

      6.13. Transactions with Affiliates. Except as permitted herein, Borrower shall not, and shall not permit any Subsidiary to, enter into or be party to a transaction with an Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate. Borrower shall not, and shall not permit any Subsidiary to, make any loans or advances to any of its officers, shareholders or other Affiliates, except advances made for customary travel expenses incurred in the conduct of its business. Borrower shall not, and shall not permit any Subsidiary to, make any loans or advances to Borrower or to any Subsidiary.

      6.14. Dividends, Redemptions and Stock. No Borrower nor any Subsidiary shall, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose). Borrower may issue capital or preferred stock which is subordinate to the rights of Lender; provided, such funds raised are used for ordinary and customary working capital purposes, to retire existing Debt, or acquisition of new dealerships. The stock may have a convertible feature so long as such stock is at all times subordinate to the interests of Lender and the Debt associated therewith does not exceed the amount permitted by Section 6.02 and the requirements of Section 6.01.

      6.15 Use of Proceeds. Borrower will use the proceeds from the Loan for general working capital and to satisfy aged accounts payable and other liabilities.

      6.16. Bakersfield Subsidiary. Borrower agrees to maintain Inventory stocking levels for the Bakersfield Subsidiary at no less than the minimum levels required to achieve the fiscal 2002 business plan for the Bakersfield Subsidiary. In addition, Borrower agrees to conduct all business activities within the requirements of the existing suppliers and factories under which the Bakersfield Subsidiary currently operates. Borrower will provide Lender with quarterly financial statements of the Bakersfield Subsidiary within 45 days after the end of each fiscal quarter. All financial information received by the Lender shall be confidential and shall not be disclosed without the prior written permission of Borrower or until the information shall be released to the public by Borrower.

      6.17. Reservation and Listing of Common Stock. Upon receipt of the Shareholder Approval and the filing of the amendment to Borrower's certificate of incorporation increasing the number of authorized shares of Common Stock to 38,000,000 shares, Borrower shall initially reserve the number of shares of its authorized but unissued shares of Common Stock as may be required for issuance upon the future conversion of the Promissory Note and the future exercise of the Warrant at the initial conversion price and exercise price, respectively, and that the Borrower shall reserve such additional number of shares of Common Stock as may be needed at any time to ensure that the number of shares of common stock so reserved for issuance upon future conversion of the Note or exercise of the Warrant is sufficient at all times to permit the conversion of the Note, or the exercise of the Warrant, in full. Borrower shall promptly secure the listing of the shares of Common Stock issuable pursuant to Sections 2.02, 2.05 and 2.07 and the exercise of the Warrants upon the Nasdaq National Market ("NMS") (subject to official notice of issuance) and shall maintain the listing of all shares of Common Stock issuable pursuant to Sections 2.02, 2.05 and 2.07 and the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. In the event that there is an adjustment to the number of shares issuable upon the exercise of the Warrants pursuant to the anti-dilution provisions under the Warrants, Borrower shall promptly secure the listing of such additional shares of Common Stock issuable upon the exercise of the Warrants upon the NMS (subject to official notice of issuance) and shall maintain the listing of such additional shares of Common Stock issuable upon the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. Borrower shall promptly provide to Lender copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on NMS or other principal exchange or quotation system on which the Common Stock is listed or traded except to the extent that such notices would constitute material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by Borrower but which has not been so disclosed as of such date. Borrower shall pay all fees and expenses in connection with satisfying its obligations under the Section 6.17.

      6.18. Real Property Leases. Exhibit 9 includes a list of the leases of any real property leased or occupied by Borrower and any Subsidiary. Borrower has delivered to Lender true, correct and complete copies of all of such leases.

      6.19 R.B.F International Mortgages. Borrower has obtained and filed releases of the mortgages in favor of R.B.F. International on the real property owned by Borrower or a Subsidiary located in Tampa, Florida and Las Cruces, New Mexico.

      6.20 Stockholder Meeting. Borrower shall, in accordance with applicable law, duly call, give notice of, convene and hold an annual meeting of its stockholders (the "Annual Meeting"), on or about May 2, 2002, for the purpose of considering and voting upon (i) the voting rights and conversion and exercise rights of the securities to be issued pursuant to the securities purchase agreement dated the date hereof, (ii) approval of the convertibility into

Common Stock of certain debt of Borrower in the principal amount of $1,600,000 and the issuance of warrants to purchase 1,800,000 shares of Common Stock at a purchase price of $0.50 per share in connection therewith pursuant to this Agreement, (iii) the voting rights and conversion rights of the shares of Borrower's Sub Series A-2 Preferred Stock and the exercisability of the warrants issued in connection therewith, (iv) an amendment to Borrower's Certificate of Designation, Rights and Preferences of the Series A Preferred Stock providing that each share of the Series A Preferred Stock shall, until converted into shares of Common Stock, vote on an "as converted" basis as if converted into
85.5 shares of Common Stock, (v) an amendment to Borrower's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 23,000,000 to 38,000,000, (vii) the authorization and issuance of Borrower's Series B Preferred Stock, (vii) the election of directors, (viii) the ratification of the Company's appointment of its independent accountants, and
(ix) any other matters that properly comes before the Annual Meeting. Borrower shall use commercially reasonable efforts to prepare and file with the SEC, a proxy statement relating to the Annual Meeting and shall cause the proxy statement to comply as to form in all material respects with the applicable provision of the federal securities laws and the rules and regulations thereunder.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      7.01. Events of Default. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

      (a) Borrower shall fail to pay any amount when due under any of Borrower's Loan Documents, including without limitation the interest and principal under the Promissory Note, the fees under Sections 2.04 and 2.05 hereof, and Lender's fees and expenses under Section 8.04 hereof, or any Guarantor shall fail to any amount when due under any of such Guarantor's Loan Documents;

      (b) Any material representation or warranty of Borrower or any Guarantor made in connection with this Agreement or any transactions contemplated hereby shall be incorrect or misleading in any material respect when given;

      (c) Borrower or any Guarantor shall fail to comply with the requirements of Section 6.12(h) or (i) or Section 6.10 and such non-compliance continues for two (2) days after notice from Lender;

      (d) Borrower or any Guarantor shall fail to comply with the requirements of Section 6.12(a) and such non-compliance continues for five (5) days after notice from Lender; or Borrower or any Guarantor shall fail to perform or observe any other non-monetary term or covenant contained in any of their respective Loan Documents, and if such default is capable of being cured, such default shall not be cured within 15 days after the earlier of knowledge thereof by an officer of such Borrower or such Guarantor, as applicable, or after written notice of the default is delivered by Lender, but if the default is subject to cure and the cure is being diligently pursued with best efforts by appropriate means at the end of such 15 days, then Borrower or Guarantor, as applicable, shall have an additional 15 days thereafter to complete the cure;

      (e) Any provision of any Loan Documents shall, for any reason, not be valid and binding on Borrower or any Guarantor; any Guarantor shall not have had full legal right, power and capacity to execute, deliver and perform under its Guaranty Agreement, when such Guaranty Agreement was delivered to Lender; any Guarantor shall not have been Solvent when it delivered its Guaranty Agreement to Lender; any Guarantor shall revoke, terminate or repudiate its Guaranty, or any Guaranty Agreement shall, for any reason, not be valid and binding on the applicable Guarantor; or any breach, default or Event of Default shall occur or exist under any Loan Documents after any applicable grace period;

      (f) Any of the following shall occur: (i) Borrower, any Guarantor, or any Subsidiary shall make an assignment for the benefit of creditors, be insolvent or unable to pay its debts as they come due, cease doing business as a going concern or cease to be Solvent; (ii) Borrower, any Guarantor or any Subsidiary shall petition any Governmental Body for the appointment of a trustee, receiver or liquidator of it or any of its assets, or shall commence any proceedings under any bankruptcy, reorganization, insolvency, moratorium, liquidation or other debtor relief Laws; (iii) any petition shall be filed, or any such proceedings shall be commenced, against Borrower or any Subsidiary under any such Laws and the same is not dismissed or otherwise discharged within 45 days, or an order, judgment or decree shall be entered approving such petition or appointing any trustee, receiver or liquidator for Borrower, any Guarantor or any Subsidiary, or any of their assets; or (iv) any final order, judgment or decree shall be entered decreeing Borrower's, any Guarantor's or any Subsidiary's dissolution, split-up or divestiture of assets;

      (g) Any lender(s) under any of the Debt aggregating $100,000 or more shall declare such Debt due and payable prior to its stated maturity or such Debt shall not be paid at maturity; Borrower, any Guarantor or any Subsidiary shall fail to make any payment when due with respect to any other Debt or Contingent Liability of $100,000.00 or more in the aggregate, and such failure shall continue after any applicable grace period; Borrower, any Guarantor or any Subsidiary shall fail to observe any term or condition of any agreement relating to any other Debt or Contingent Liability of $100,000.00 or more in the aggregate, and such failure shall continue after any applicable grace period; or any such other Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof;

      (h) Borrower, any Guarantor or any Subsidiary shall have any final judgment(s) outstanding against them for the payment of $100,000.00 or more in the aggregate in excess of insurance, and such judgment(s) shall remain unstayed and unpaid for over 30 days;

      (i) There shall be an issuance of an order of attachment against any Borrower, any Guarantor or any Subsidiary or any material portion of their Properties, or there shall be damage to or destruction of a substantial part of any Borrower's, any Guarantor's or any Subsidiary's assets that is not covered by insurance;

      (j) Any investigation or proceeding shall be instituted against any Borrower, any Guarantor or any Subsidiary under or with respect to any Environmental Laws that could reasonably be expected to result in any penalty, fine, remediation costs or other damages of $100,000.00 or more in the aggregate in excess of insurance;

      (k) Lender shall determine that there has been a Material Adverse Change with respect to Borrower or any material Subsidiary;

      (l) Borrower shall fail to pay any amount when due under the Floor Plan Loan;

      (m) Borrower shall have failed to obtain Shareholder Approval by May 2, 2002; or

      (n) An "Event of Default" or a "Default" shall occur under any agreement that Borrower, any Guarantor or any Subsidiary may have with Lender or any affiliate thereof, and such Event of Default or Default is not cured within any applicable grace period.

      7.02. Remedies Upon Default. If an Event of Default described in Section 7.01(e) hereof shall occur, all amounts owing to Lender shall, to the extent permitted by applicable Law, become immediately due and payable without any action by Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law. If any other Event of Default shall occur and be continuing, Lender may do any one or more of the following from time to time:

      (a) Declare the Loan, interest and other amounts owing to Lender immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law;

      (b) Set-off against any or all liabilities of Borrower or any Guarantor all money owed by Lender or any of its Affiliates in any capacity to Borrower or any Guarantor whether due or not due, and also set-off against all other liabilities of any Borrower or any Guarantor to Lender all money owed by Lender or any of its Affiliates in any capacity to Borrower or any Guarantor, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default although made or entered on the books subsequent thereto; and/or

      (c) Exercise any other Rights afforded under any agreement, by Law, at equity or otherwise, including those Rights of a secured party under the Uniform Commercial Code in effect in any jurisdiction where the Collateral is kept. Such Rights shall include the right to direct Borrower or any Guarantor to return any Inventory to a vendor or manufacturer thereof for credit or refund, to enter Borrower's or any Guarantor's premises with or without legal process, but without force, and/or to take possession of and remove the Collateral, and books and records relating to the Collateral. At Lender's request during an Event of Default, Borrower and each Guarantor will assemble, prepare for removal and make available to Lender at a place to be designated by Lender which is reasonably convenient to both parties such items of the Collateral as Lender may from time to time request. During the continuance of an Event of Default, Lender may take control of any funds generated by the Collateral, notify Account obligors to make payment to an account or location designated by Lender, and in Lender's name or Borrower's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral, including without limitation Accounts and related instruments and security therefor. Borrower waives any and all rights that they may have to a notice prior to seizure by Lender of any Collateral. Ten (10) days written notice of a public sale date or the date after which a private sale may occur shall be a reasonable notice. Lender shall not be chargeable with responsibility for the accuracy or validity of any document or for the existence or value of any Collateral, and shall not be liable for failure to collect any amounts owing on an Account or instrument. Borrower waives all relief from all appraisement, valuation, deficiency or exemption laws now in force or hereafter enacted. LENDER SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION (INCLUDING MISTAKES OR NEGLIGENT ACTS OF OMISSIONS) OF ITS OFFICERS, AGENTS OR EMPLOYEES, ABSENT ACTIVE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      7.03. Power of Attorney. Borrower hereby irrevocably appoints Lender, including any officer or employee of Lender as Lender may designate, as Borrower's true and lawful attorney-in-fact with power of substitution to do the following acts on behalf of Borrower during the continuance of any Event of
Default: to prepare, execute and deliver in the name of the Borrower security instruments, financing statements, lien filings and certificates of title relating to Collateral; to endorse Borrower's name upon any notes, checks, drafts, money orders and other forms of instruments made payable to Borrower and relating to Collateral; and generally to perform all acts and do all things necessary and proper in connection with the transactions contemplated hereby or in discharge of the powers hereby conferred, including the making of affidavits and the acknowledgment of instruments as fully as if done by Borrower. The foregoing powers are coupled with an interest and shall be irrevocable, as long as the Advance or any obligations of Borrower to Lender remain outstanding.

      7.04. Cumulative Rights. All Rights available to Lender under the Loan Documents shall be cumulative of and in addition to all other Rights under any other agreement, at Law or in equity. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Documents shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of an Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by Lender in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

      7.05. Performance by Lender; Expenditures. Should any covenant of Borrower fail to be performed in accordance with the terms of the Loan Documents, Lender may, at its option, attempt to perform such covenant on behalf of Borrower. It is expressly understood, however, that Lender does not assume and shall never have any liability or responsibility for the performance of any obligations of Borrower. Any amounts expended or incurred by Lender in the performance of any such act or in the enforcement of this Agreement (including reasonable attorneys' fees) shall constitute part of the obligations secured hereunder, will bear interest at the default rate hereunder and will be payable upon demand.

      7.06. Control. None of the provisions hereof shall be deemed to give Lender any right to exercise control over the affairs and/or management of Borrower or any Subsidiary, which the parties agree is retained by Borrower and each Subsidiary.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.01. Amendments and Waivers. No amendment or waiver of any provision of any Loan Documents, nor consent to any departure by Borrower or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      8.02. Notices. Unless otherwise provided herein, all notices, demands and other communications under the Loan Documents shall be in writing and shall be personally delivered, sent by telecopy or telex (answer back received), or sent by certified mail, postage prepaid, to the following addresses:

      (a) If to Borrower or any Subsidiary or Guarantor:

          c/o Holiday RV Superstores, Inc.
          200 East Broward Blvd., Suite 920
          Ft. Lauderdale, Florida  33301
          Attention:  President
          Fax: (954) 522-9906

          With a copy to:

          Sheppard, Mullin, Richter & Hampton, LLP
          800 Anacapa Street
          Santa Barbara, California 93101-2212
          Attn:  Theodore R. Maloney, Esq.
          Fax: (805) 568-1955

      (b) If to Lender:

          AGHI Finance Co, LLC
          2575 Vista del Mar Drive
          Ventura, CA 93001

          Attn:  Paul E. Schedler, Vice President
          Fax: (805) 667-4151

          With a copy to:

         Kaplan, Strangis and Kaplan, P.A.
         5500 Wells Fargo Center
         90 South Seventh Street
         Minneapolis, Minnesota 55402
         Attn:  Andris A. Baltins, Esq.
         Fax: (612) 375-1143


or to such other address as any party shall hereafter designate in written notice to the other party. All notices, demands and other communications will be effective when so personally delivered (including by courier service) or sent by telecopy or telex, or five days after being so mailed.

      8.03. Parties in Interest. The Loan Documents shall bind and inure to the benefit of the parties hereto, and their successors and assigns. Lender may from time to time assign its rights or obligations hereunder, but Borrower may not assign or transfer its rights or obligations hereunder (whether voluntarily or by operation of Law), without the prior written consent of Lender.

      8.04. Costs, Expenses and Taxes. Borrower agrees to pay on demand (a) all costs and expenses (including reasonable attorneys' fees) of Lender in connection with any extension, modification, waiver or release of any Loan Documents, and (b) all costs and expenses of Lender incurred in any work-out, defense or enforcement of any Loan Documents, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Borrower shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Documents or payments thereunder (other than Taxes on the overall net income of Lender), and agree to save Lender harmless from and against all liabilities relating to any Taxes. All payments by Borrower shall be made free and clear of and without deduction for any Taxes of any nature now or hereafter existing.

      8.05. Indemnification by Borrower. BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER, ITS AFFILIATES, AND ALL OF THEIR MEMBERS, GOVERNORS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENTS, ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION OR TRANSACTION OF ANY BORROWER, ANY SUBSIDIARY, ANY GUARANTOR OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PERSON FOR LOSSES OR DAMAGES THAT BORROWER OR ANY SUBSIDIARY PROVES WERE CAUSED BY SUCH PERSON'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR OTHER NEGLIGENCE. LENDER SHALL NOT BE LIABLE TO BORROWER OR ANY

SUBSIDIARY OR ANY GUARANTOR FOR ANY CONSEQUENTIAL DAMAGES. This indemnity shall survive repayment of Borrower's obligations to Lender.

      8.06. Hazardous Materials Indemnification. Borrower shall indemnify and hold harmless Lender, its Affiliates, and all of their members, governors, directors, officers, employees, representatives, agents, successors, attorneys and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials on, under or about any Borrower's property or operations or property leased to any Borrower or, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). This indemnity shall survive repayment of Borrower's obligations to Lender.

      8.07. Disclaimer of Warranty. BORROWER ACKNOWLEDGES THAT LENDER HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. BORROWER IRREVOCABLY WAIVES ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY AND OTHER COLLATERAL WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. Any such claims shall not alter, diminish or otherwise impair Borrower's or any Guarantor's liabilities or obligations to Lender under the Loan Documents. Lender does not assume any obligations of Borrower relating to the Inventory, any Accounts, any contract obligations, or any other obligations or duties arising from the Collateral.

      8.08. Rate Provision. It is not the intention of any party to any Loan Documents to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall any Borrower or any Guarantor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstance Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances and any remainder shall be refunded to the payor.

      8.09. Severability; Counterparts. If any provision of any Loan Documents is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof. This Agreement and the other Loan Documents may be executed in any number of counterparts.

      8.10. Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Delaware without consideration of conflict of laws principles; provided, however, that the law of the state where tangible collateral is located shall be applicable with respect to the enforcement of rights and remedies against said collateral to the extent such state's laws mandates that its laws control said enforcement.

      8.11 Jurisdiction. BORROWER AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA, AND EACH OF BORROWER AND LENDER WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR OTHERWISE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

      8.12. Waiver of Jury Trial. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN.

      8.13. Entire Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED, MODIFIED, OR OTHERWISE CHANGED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS, STATEMENTS OR REPRESENTATIONS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

      8.14. Guarantors. The Guarantors hereby join in and consent to the terms and conditions of this Agreement and agree to comply with all provisions of this Agreement that are applicable to any Guarantor.

             [The balance of this page is intentionally left blank.]

      IN WITNESS WHEREOF, this Loan and Security Agreement is executed as of the day and year first set forth above.

BORROWER:

HOLIDAY RV SUPERSTORES, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


LENDER:

AGHI FINANCE CO, LLC


By /s/ Paul E. Schedler
   -------------------------------------------
    Paul E. Schedler, Vice President


GUARANTORS:

HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


HOLIDAY RV SUPERSTORES WEST, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


HOLIDAY RV SUPERSTORES OF NEW MEXICO, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer

COUNTY LINE SELECT CARS, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


HOLIDAY RV RENTAL/LEASING, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


LITTLE VALLEY AUTO & RV SALES, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


HALL ENTERPRISES, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


HOLIDAY RV ASSURANCE SERVICES, INC.


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer


RECREATION USA INSURANCE CORPORATION


By /s/ Marcus A. Lemonis
   -------------------------------------------
    Marcus A. Lemonis, Chief Executive Officer

                                                                       EXHIBIT 1

                           Form of Guaranty Agreement

                                                                       EXHIBIT 2

                      Form of Guarantor Security Agreement

                                                                       EXHIBIT 3

             Form of Mortgage (Deed of Trust) and Security Agreement

                                                                       EXHIBIT 4

        Form of Leasehold Mortgage (Deed of Trust) and Security Agreement

                                                                       EXHIBIT 5

                             Form of Promissory Note

                                                                       EXHIBIT 6

                      Form of Registration Rights Agreement

                                                                       EXHIBIT 7

                            Subsidiaries of Borrower

     Holiday RV Rental/Leasing, Inc., a Florida corporation

     Little Valley Auto & RV Sales, Inc., a West Virginia corporation

     Hall Enterprises, Inc., a Kentucky corporation

     Holiday RV Assurance Service, Inc., an Arizona corporation

     Holiday RV Superstores of South Carolina Inc., a South Carolina corporation

     Holiday RV Superstores West, Inc., a California corporation

     County Line Select Cars, Inc., a Florida corporation

     Holiday RV Superstores of New Mexico, Inc., a New Mexico corporation

     Recreation USA Insurance Corporation, a Florida corporation

                                                                       EXHIBIT 8

                                 Form of Warrant

                                                                       EXHIBIT 9

                               Disclosure Schedule